Exhibit 10.85

LIEN RELEASE AND ACKNOWLEDGMENT AGREEMENT

THIS LIEN RELEASE AND ACKNOWLEDGMENT AGREEMENT (this “Agreement”) is made as of May 8, 2014, by and between Citibank, N.A., its branches, subsidiaries and affiliates (“Citibank”), with an address at 388 Greenwich Street, 25th Floor, New York, New York 10013, and PNC Bank, National Association (“Creditor”) with an address at 2100 Ross Avenue Suite 1850, Dallas, TX 75201 and acknowledged and agreed to by Goodman Networks Incorporated (“Debtor”) with an address at 6400 International Parkway, Suite 1000, Plano, Texas 75093.

RECITALS:

A.	Creditor has loaned, extended credit or otherwise agreed to become a creditor of Debtor pursuant to the Amended and Restated Revolving Credit and Security Agreement, dated as of June 23, 2011 entered into between Debtor and Creditor (such agreement, together with all agreements, instruments and other documents related thereto, as the same may be amended or supplemented from time to time, hereinafter the “Credit Facility”) and has received, in connection therewith, a security interest in certain property of Debtor, including accounts receivable owed to Debtor by one or more account debtors including AT&T Services Inc. and/or its various subsidiaries and affiliates (collectively, “Buyer”) (such receivables owed by Buyer, including related security and the proceeds thereof, the “Creditor Receivables”).

B.	Citibank from time to time wishes to purchase from Debtor and Debtor wishes to sell to Citibank, in accordance with the terms of that certain Supplier Agreement between Citibank and Debtor, dated as of January 14, 2014 (as the same may be amended or supplemented from time to time in accordance with the terms hereof, hereinafter the “Supplier Agreement”) accounts receivable owed to Debtor by Buyer (such accounts receivable, including related security received from Buyer and the proceeds thereof, the “Citibank Receivables”).

C.	It is the desire and intention of the parties hereto to establish, as between themselves, the priority, operation and effect of the security and other interests of Creditor and Citibank in the Creditor Receivables (including, without limitation, the Citibank Receivables).

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.	Creditor hereby consents to the sale by Debtor and purchase by Citibank, from time to time, of the Citibank Receivables.

2.

Effective upon the purchase by Citibank of the Citibank Receivables, and the payment of the Discount Proceeds (as such term is defined in the Supplier Agreement) therefor into the Designated Account (as such term is defined in the Supplier Agreement), Creditor (i) agrees that the lien on, and security interest of, Creditor in such Citibank Receivables is automatically released and (ii) confirms that (A) each of Debtor, Creditor and US Bank, National Association, as collateral trustee (the “Collateral Trustee”), have agreed, pursuant to the terms of that certain Intercreditor Agreement dated as of June 23, 2011 (as amended through the date hereof), that the lien on, and security interest of, Collateral Trustee is automatically released upon any disposition, release or other transfer of any collateral where Creditor has released its lien and security interest and (ii) that such agreement has not been further amended, modified or supplemented in any way other than as disclosed in writing to Citibank by Creditor or Debtor. In the event that such agreement no longer remains in full force and effect at any time prior to the termination of this Agreement, Debtor shall immediately notify Citibank in writing of such change and Citibank shall cease purchasing Citibank Receivables pursuant to the terms of the Supplier Agreement. Debtor agrees that the Supplier Agreement will not be amended to modify the Designated Account or to designate any other payment directions without the prior written consent of Creditor. If for any reason such purchase of Citibank Receivables by Citibank is judicially re-characterized as a grant of collateral by Debtor to secure financing by Citibank, then Creditor acknowledges and agrees that it has no lien on or security interest in such Citibank Receivables. Citibank hereby acknowledges and agrees that, in connection with the Supplier Agreement, it has and will have no right, title or interest, by way of security interest or otherwise, in any of the Debtor’s present and future Creditor Receivables, other than the Citibank Receivables, Citibank hereby acknowledges that Creditor may exercise its rights and remedies as to Debtor’s books and records notwithstanding anything herein to the contrary, but if Creditor obtains control or possession of such books and records Creditor shall provide Citibank with access to or copies (at Citibank’s expense) to such books and records as they relate to the Citibank Receivables upon Citibank’s request. If Citibank obtains possession or control of such books and records, Citibank shall provide Creditor with access to or copies (at Creditor’s expense) to such books and records as they relate to the Creditor Receivables (other than Citibank Receivables) upon such Creditor’s request.

3.	The priority in and to the Creditor Receivables and Citibank Receivables and the release of lien on the Citibank Receivables set forth above shall apply notwithstanding the operation or provisions of applicable law, the time, order or method of attachment or perfection of security interests or the time and order of filing of financing statements or any other liens held by the parties, whether under the Uniform Commercial Code or other applicable law.

4.	Creditor and Citibank agree that it shall not challenge, contest, or join or support any other person in challenging or contesting, whether directly or indirectly, the validity, perfection, priority or enforceability of the other party’s ownership or security interest (in the case of the Citibank Receivables) or security interest (in the case of the Creditor Receivables), as applicable, in a manner inconsistent with this Agreement.

5.	Citibank agrees to immediately turn or pay over to Creditor any amounts that may come into its possession that derive from Creditor Receivables other than Citibank Receivables. Creditor agrees to immediately turn or pay over to Citibank any amounts that may come into its possession that derive from Citibank Receivables. Except as set forth above, neither party shall have any other duty or obligation to the other of any other nature, including with respect to the attachment or creation of any other party’s security interest or any credit decisions of such other party with respect to Debtor. Creditor acknowledges that Citibank and Debtor have business relationships in addition to the purchase and sale of the Citibank Receivables.

6.	This Agreement shall remain in effect until the earlier of (a) the written agreement of the parties hereto, (b) the termination of the Credit’s Facility and the payment in full of all indebtedness and liabilities of the Debtor to Creditor thereunder, and (c) the termination of the Supplier Agreement and the payment in full of all amounts outstanding with respect to Citibank Receivables purchased by Citibank, whichever is later (including, in each case, during any bankruptcy proceeding involving the Debtor). This Agreement shall be binding upon and inure to the benefit of Creditor and Citibank and their respective successors and assigns.

7.	All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices may be given in any manner to which the parties may agree. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address set forth above or to such other address as any party may give to the other in writing (including on its signature page hereto) for such purpose in accordance with this Section.

8.	This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. As between Creditor and Debtor, this Agreement is not in any way intended to limit any agreement contained in any note or other instrument taken in connection with the Credit Facility and shall in all respects be cumulative thereto.

9.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and which taken together shall constitute a single copy of this Agreement.

10.	This Agreement is governed by the laws of the State of New York without regard to such state’s conflict of laws principles that would require the application of the law of another jurisdiction. Each party hereto agrees that any New York State or Federal court sitting in New York City shall have non-exclusive jurisdiction to settle any dispute in connection with this Agreement, and the parties hereby submit to the jurisdiction of those courts. Each party hereto waives any right to immunity from jurisdiction to which it may be entitled (including, to the extent applicable, immunity from pre- and post-judgment attachment and execution.)

11.	TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, OR ANY OTHER AGREEMENT OR TRANSACTION BETWEEN THE PARTIES HERETO.

12.	Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

13.	Any signature delivered by facsimile or by email in “PDF” or similar format shall be deemed an original signature hereto.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date and year first above written.

PNC Bank, National Association		Citibank, N.A.

By	/s/ Timothy S. Culver	By	/s/ Vasilios Kontogianis

Print Name: Timothy S. Culver		Print Name: Vasilios Kontogianis
Title: Vice President		Title: Director
Phone: 214-871-1215		Phone: 212-816-7096
Fax: 214-871-2015		Fax:

Acknowledged and agreed to:

Goodman Networks Incorporated

By	/s/ Randal S. Dumas

Print Name: Randal S. Dumas
Title: Chief Financial Officer
Phone: 972.421.5197
Fax: 972.406.9291

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